Exhibit 99.2

Invuity Announces Definitive Agreement to Be Acquired by Stryker Corporation for $7.40 per Share in Cash

San Francisco, CA, September 11, 2018 — Invuity, Inc. (NASDAQ: IVTY), a leading medical technology company focused on advanced surgical devices to enable better visualization, today announced it has entered into a definitive agreement with Stryker Corporation (NYSE:SYK), pursuant to which Stryker will acquire all of the outstanding shares of Invuity for $7.40 per share in cash, implying a total equity value of approximately $190 million.

“The combination of Stryker’s established leadership in minimal access surgery paired with Invuity’s suite of enabling visualization and surgical devices should facilitate better patient outcomes and operating room efficiencies in women’s health, general surgery, electrophysiology and orthopedics,” said Scott Flora, Invuity’s Interim Chief Executive Officer. “It is with this in mind that Invuity’s Board of Directors voted to recommend this transaction to Invuity’s stockholders.”

“Invuity’s innovative products in the single-use lighted instrumentation and hybrid energy markets provide best in class illumination and help make surgery safer,” stated Spencer S. Stiles, Group President, Neurotechnology, Instruments and Spine.  “I look forward to the work we will do together to advance Stryker’s mission of making healthcare better.”

Under the terms of the definitive transaction agreement, a subsidiary of Stryker Corporation will commence a tender offer to purchase all outstanding shares of Invuity, Inc. common stock in exchange for $7.40 per share in cash.  The completion of the tender offer is subject to customary terms and closing conditions, including a requirement that a majority of Invuity, Inc.’s outstanding shares are tendered in the offer and receipt of certain regulatory approvals.  The agreement provides that immediately following the successful completion of the tender offer, the subsidiary of Stryker Corporation making the offer will merge with and into Invuity, Inc. and all remaining outstanding shares of Invuity, Inc. common stock that were not tendered in the offer will receive the same consideration paid in respect of those shares that were tendered.  Stryker Corporation intends to fund the transaction with cash on hand.

The Invuity, Inc. Board of Directors has approved entering into the agreement and recommends that Invuity, Inc.’s stockholders tender their shares in the upcoming tender offer. All directors and executive officers of Invuity, Inc. have entered into a tender and support agreement providing that they will tender their shares in the offer.

Following the completion of the transaction, Invuity, Inc. shares will be delisted from NASDAQ.  The tender offer is expected to be completed in the fourth quarter of 2018, subject to the satisfaction or waiver of the transaction conditions.

In connection with this transaction, Moelis & Company LLC is acting as financial advisor and Wilson Sonsini Goodrich & Rosati P.C. is acting as legal advisor to Invuity, Inc.

About Invuity, Inc. (Nasdaq: IVTY):

Invuity, Inc., is a leading medical technology company focused on developing and marketing advanced surgical devices to improve the surgeon’s ability to perform minimal access surgery through smaller and hidden incisions. The Company’s patented Intelligent Photonics® technology delivers enhanced visualization, which facilitates surgical precision, efficiency and safety. Clinical applications include women’s health, encompassing breast cancer and breast reconstruction surgery, gynecology and thyroid surgery. Additional applications include procedures for general surgery, electrophysiology, spine and orthopedics. Invuity, Inc. is headquartered in San Francisco, CA. For more information, visit www.invuity.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events.  In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement or delay the closing of the transaction, (2) uncertainties as to how many shares will be tendered in the tender offer, (3) the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived; (4) risks related to disruption of management’s attention from Invuity, Inc.’s ongoing business operations due to the transaction and (5) the effect of the announcement or completion of the transaction on the ability of Invuity, Inc. to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally. Additional risks are described in Invuity, Inc.’s periodic filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Invuity, Inc.’s annual report on Form 10-K for the year ended December 31, 2017 and subsequent reports on Form 10-Q. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Invuity, Inc. does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Invuity, Inc. referenced in this document has not yet commenced.  This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to sell, or a recommendation to sell shares of Invuity, nor is it a substitute for the tender offer materials that Stryker Corporation and its subsidiary will file with the Securities and Exchange Commission (“SEC”).  At the time the tender offer is commenced, Stryker Corporation and its subsidiary will file tender offer materials on Schedule TO, and thereafter Invuity, Inc. will file a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC with respect to the tender offer.  THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE

SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION.  HOLDERS OF SHARES OF INVUITY, INC. COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF INVUITY, INC. COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.  The Offer to Purchase, the related Letter of Transmittal and other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Invuity, Inc. common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov.  Additional copies of the tender offer materials may be obtained for free by contacting Invuity, Inc. at 444 De Haro St., San Francisco, CA 94107, Attention: Investor Relations or the investor relations department of Stryker Corporation at katherine.owen@stryker.com.  In addition to the Offer to Purchase, the related Letter of Transmittal and other tender offer documents, as well as the Solicitation/Recommendation Statement, Stryker Corporation and Invuity, Inc. file annual, quarterly and current reports and other information with the SEC.  You may read and copy any reports or other information filed by Stryker Corporation or Invuity, Inc. at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.  Stryker Corporation’s and Invuity, Inc.’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

James Mackaness

Chief Financial Officer

Invuity, Inc.

415-655-2100

Westwicke Partners

Mark Klausner

443-213-0500